UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or
15(d)of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2026

MEDALLION FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-37747
(Commission File Number)
04-3291176
(IRS Employer Identification No.)

667 MADISON AVENUE,
22nd Floor NEW YORK,
New York 10065
(Address of Principal Executive Offices) (Zip Code)
(212) 328-2100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MFIN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 16, 2026, Medallion Financial Corp. (the “Company”) entered into a Purchase and Settlement Agreement (the “Purchase Agreement”) with BIMIZCI Fund LLC (“BIMIZCI”) and ZimCal Asset Management LLC (“ZimCal” and, together with BIMIZCI, the “Investor Parties”).

Pursuant to the Purchase Agreement, the Company has agreed to purchase from BIMIZCI trust preferred securities of Medallion Financing Trust I having a liquidation amount of $15,000,000 (the “Trust Preferred Securities”) for an aggregate cash purchase price equal to $11,049,000, plus accrued but unpaid distributions on the Trust Preferred Securities.  The closing of the repurchase is subject to customary closing conditions.

The Purchase Agreement further provides, among other things, that:

•
The Investor Parties shall be subject to customary standstill restrictions until October 16, 2031 (the “Standstill Period”), including, among other things, restrictions on initiating proxy contests or conducting proxy solicitations, acquiring any securities, voting rights or indebtedness of the Company and its subsidiaries, or making or assisting in transaction proposals, subject to certain exceptions.

•
During the Standstill Period, the Company and the Investor Parties shall not threaten, institute, solicit, join, or knowingly encourage or assist a lawsuit against the other party, subject to certain exceptions.

•
Until October 16, 2028, the Company and the Investor Parties shall not make public or certain private statements that disparage, defame, slander, or constitute a knowingly false statement of material fact regarding the other party or its representatives, subject to certain exceptions.

•
The Investor Parties have also agreed to sell, transfer, and otherwise dispose of all securities of the Company, including shares of the Company’s common stock, that are beneficially owned by the Investor Parties or any of their respective affiliates, associates, and investor principals by no later than December 31, 2026.

•
The Purchase Agreement provides that if any party initiates a legal proceeding arising out of or relating to the Purchase Agreement, the prevailing party or person is entitled to recover reasonable attorneys’ fees and costs incurred in connection with such legal proceeding from the non-prevailing party or person, with the prevailing party or person being determined as set forth in the Purchase Agreement.

•
In addition to the liability of the Investor Parties for breaches of the Purchase Agreement, the Purchase Agreement further provides that a related person of the Investor Parties may be subject to monetary damages or equitable relief in connection with certain potential breaches of certain provisions of the Purchase Agreement, including the standstill, non-disparagement, and litigation covenants, by certain related persons of the Investor Parties, subject to limitations set forth in the Purchase Agreement.

•
The Purchase Agreement will remain in effect until the end of the Standstill Period.  In addition, certain obligations of each party will terminate upon an uncured material breach of certain provisions of the Purchase Agreement by the other party.  If the closing of the acquisition of the Trust Preferred Securities has not occurred on or before the twentieth business day after the date of the Purchase Agreement, the Purchase Agreement may be terminated by either party, subject to certain exceptions.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 19, 2026, the Company issued a press release announcing the repurchase of the Trust Preferred Securities from BIMIZCI and its entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The information in the press release is being furnished, not filed, pursuant to Item 7.01. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Purchase and Settlement Agreement, dated October 16, 2026, by and among Medallion Financial Corp., on the one hand, and, on the other hand, BIMIZCI Fund LLC and ZimCal Asset Management LLC.
99.1	Press Release, dated October 19, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2026

MEDALLION FINANCIAL CORP.

By:	/s/ Anthony N. Cutrone
Name: Anthony N. Cutrone
Title: Chief Financial Officer